SOFTWARE SERVICE AGREEMENT

The following document constitutes a Software Service Agreement (together with its appendices, the “Agreement”), which is entered into as of September 28, 2012 (“Effective Date”) by and between:

JIA, Inc (Jenkon)., a corporation organized and existing under the laws of the State of Washington, United States of America, located at 203 SE Park Plaza Drive, Suite 250, Vancouver, Washington, 98684, hereinafter referred to as “JIA”, and

LifeVantage Corporation, a corporation organized and existing under the laws of the State of Utah located at 9815 S. Monroe Street, Suite 100, Sandy, UT 84070, hereinafter referred to as “Licensee”.

1.	BASIS OF AGREEMENT:

Licensee has engaged JIA to provide services as described below with respect to the Licensed Software purchased by the Licensee as described in the Software section of the Order Form in Appendix B, excluding customizations or modifications to the Licensed Software, (hereinafter referred to as the “Licensed Software”) which is the subject of the Software License Agreement dated September 28, 2012 between JIA and Licensee.

2.	PRICE AND PAYMENT:

2.1.	Price
Licensee shall pre-pay JIA annually for Covered Service, as determined in the Order Form defined in Appendix B which specifies the amount owed for Covered Services and terms of payment.

2.2.	Payment Schedule
JIA will invoice Licensee in advance for each Term of Covered Service. Payments are required to be received by JIA prior to the start of the Term to insure continued service.

Payment Schedule: See Order Form defined in Appendix B.

2.3.	Effective Date
The effective date of this Agreement shall be the Effective Date, and shall remain in force so long as Licensee is not in default under this Agreement, subject to section 4.

2.4.	Taxes
All service charges are exclusive of applicable federal, national, provincial, state or local taxes, tariffs, duties or fees. Licensee shall pay or reimburse JIA for any such taxes to the invoices submitted to Licensee by JIA.

2.5.	Changes in Price
JIA may change the Price for Covered Service anytime with thirty (30) days prior written notice to the Licensee. Licensee has the right to cancel this Agreement within thirty (30) days of receiving such notice with a written cancellation notice. JIA may not increase the service charges more often than annually. When additional licenses and or modules are purchased standard service charges will be calculated as of the date of purchase.

3.	COVERED SERVICE:

3.1.	Covered Service
Covered Service shall be provided during JIA’s normal business hours, which is defined as 7:00am PST to

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6:00pm PST, Monday through Friday. Licensee shall have access to Emergency Hotline Support of this Software Service Agreement. JIA shall provide to Licensee under the terms of this Agreement, the following:

3.1.1.	Free telephone support service during JIA’s normal business hours. JIA shall respond to a call from Licensee during JIA’s normal business hours for covered services within one hour.

3.1.2.
Access to twenty-four (24) hour Emergency Hotline Support Services outside of normal business hours and during holidays, which are listed in Appendix A of this Agreement. JIA shall respond to a call from Licensee outside of JIA’s normal business hours within [***] hours. Emergency Hotline Support is available for the following conditions:

•	Licensee cannot connect or ‘log on’ to the Licensed Software

•	Processing of commissions via the Licensed Software has ceased to operate or failed to operate as specified according to the ‘Commissions Sign Off Document’ executed between JIA and Licensee

3.1.3.
License to new patches and upgrades to the Licensed Software as they are made generally available, which does not include professional services for the upgrade. Major Licensed Software enhancements are priced and purchased separately.

3.1.4.	JIA will, from time to time, advise Licensee of new devices, software programs, or other information that will aid Licensee in the ongoing utilization of the Licensed Software.

3.1.5.
Repair or correction of Licensed Software programming due to modifications made by JIA at Licensee’s request for a period of thirty (30) days following installation of the modification. Licensee is responsible for testing any modifications within thirty (30) days and reporting any errors to JIA.

3.1.6.	Correction of Licensee’s data that was caused by a Licensed Software program error.

3.2.	Billable Service Call

Billable service call will be any service, other than Covered Service, performed by JIA and billed at JIA’s current hourly rate, and includes, but is not limited to, the following types of service:

3.2.1.	Repair or correction of any Licensee data which is caused by Licensee’s error, or Licensee’s equipment failure.

3.2.2.	Work on any software not sold and licensed to Licensee by JIA.

3.2.3.
Licensee shall advise JIA in writing of any modifications made to the Licensed Software. JIA shall not be responsible for maintaining Licensee modified portions of the Licensed Software. Corrections or defects traceable to Licensee’s errors or system changes will be billed at JIA’s current hourly rate.

3.2.4.	Work required for the delivery of an upgrade to the Licensed Software.

3.2.5.
Correction to incorrect data resulting from any error that was discovered after the commission period, as configured in the Licensed Software, has been closed. Licensee is responsible to complete an audit of any compensation calculations prior to closing any such commission period.

3.2.6.	Time spent researching a reported issue that is determined by JIA to not be an error in the Licensed Software

3.2.7.	Repair or correction of any data that results from incorrect data entry on behalf of the Licensee by any employee or agent of Licensee.

3.2.8.	Work requested by the Licensee for the creation of new software programs, or the enhancement or customizing, of existing Licensed Software programs.

3.2.9.	Changing data at the request of Licensee.

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3.2.10.	Work required to correct Licensed Software, tables, commission plan components or system settings which has been modified by the Licensee or a third party.

3.2.11.
Work required to correct problems which would not have occurred if the current release of the Licensed Software, which had been offered to the Licensee, was being used by Licensee but the Licensee elected not to load it on the system.

3.2.12.	Training, consulting, or advising Licensee on matters not covered under Covered Service.

3.2.13.	Training, consulting or advising consultants, contractors, or any third parties contracted by Licensee.

3.3.	Billable Service Terms and Rates

Billable service will be charged to the Licensee according to the JIA’s billable rates in force at the time the service is carried out. All charges for billable service shall be paid by Licensee within thirty (30) days of the invoice date or according to the terms set in the applicable sales order, otherwise within the due date on the invoice. Failure to comply with this shall cause a default of this Agreement. Interest will be charged on the past due balances at an annualized rate of eighteen percent (18%) (1.5% per month) or the maximum allowed by law, whichever is less.

Billable Service Calls performed at Licensee’s site or office location will be charged at billable rates in force at the time the service is performed. Each additional hour of service requested by the Licensee in a single day beyond the first eight hours may be billed at a rate equal to one hundred fifty percent (150%) of the normal rate in force at the time. Billable service rates will not increase by more than ten percent (10%) annually while Licensee is not in default of this agreement.

4.	TERM AND TERMINATION:

This Agreement shall become effective on the Effective Date of this Agreement, and unless sooner terminated as hereinafter provided, shall remain in full force and effect for an initial term of one (1) year from such date, and then automatically renewed each subsequent year unless otherwise terminated by either party by written notice delivered at least thirty (30) days in advance. Automatic renewal shall not occur if Licensee is in default of a material term of the Agreement.

5.	LIMITED REMEDY:

JIA’s entire liability, and Licensee’s exclusive remedy, for breach of Section 1.1 with respect to the Covered Services or breach of any other provision in this Agreement, regardless of the form of action, whether in contract or in tort, including negligence, shall be as follows:

5.1.
JIA will use commercially reasonable efforts to correct Licensed Software not conforming to JIA’s specification and to correct or restore any Licensee data that was damaged or corrupted by any such non-conformity.

5.2.
In as much as Licensee shall prepare commission checks or other forms of compensation disbursements using the Licensed Software, Licensee shall accept full responsibility to audit and verify all compensation, earnings, performance, credit and other calculations before releasing any compensation or performance payments, credits or information to any other person or entity. In the event an error is found, whether before or after any such payments, credits or other information is released by Licensee, JIA’s exclusive liability shall be to correct the Licensed Software in a timely fashion. If Licensee releases incorrect compensation, earnings, performance, credits or other information to any person, JIA shall not be liable in any form or manner for any of Licensee's losses or damages.

5.3.
If, after reasonable efforts, JIA is unable to make the Licensed Software operate in accordance with JIA’s specifications, Licensee may terminate this Agreement and recover its actual direct damages, subject to the limitation in Section 5.2 above and in Section 6 below.

5.4.
In no event will JIA be liable for damages caused by a Licensee’s breach of the Software License Agreement or this Agreement or for any damages caused by Licensed Software that has been modified Licensee, JIA or any other person.

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5.5.
No action regardless of form, arising out of a claim of a breach of this Schedule may be brought by either Party more than one (1) year after the date of the alleged breach, except that an action for nonpayment will be limited only by the statute of limitations of the State of Washington.

6.	LIMITATION OF LIABILITY:
IN NO EVENT SHALL (A) JIA BE LIABLE UNDER THIS SCHEDULE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER OR FOR ANY LOST PROFITS, LOSS OF USE OR COST OF CURE; AND (B) JIA'S LIABILITY FOR MONEY DAMAGES, HOWEVER CAUSED, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SERVICES EXCEED THE SUPPORT FEES PAID BY LICENSEE UNDER THIS AGREEMENT WITHIN THE [***] PERIOD BEFORE THE DATE LICENSEE NOTIFIED JIA OF THE CLAIM. THESE LIMITATIONS WILL APPLY EVEN IF JIA HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES AND REGARDLESS OF THE LEGAL THEORY OF LIABILITY, WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER THEORY WHATSOEVER.

7.	GENERAL:

7.1.	Representations of JIA Products and Services

Licensee acknowledges and understands that the following individuals are the only persons at JIA who have the authorization or right to make any commitment, claim, or request regarding any financial matter between JIA and Licensee including, but not limited to, the quotation or estimation of any professional services, or functionality that may or may not be available, or made available, within the Licensed Software:

•Licensee’s assigned JIA Project Manager or Account Manager
•Vice President-level personnel
•President & CEO

7.2.	Default

It is a default under this Agreement if Licensee breaches any one or more of the covenants, terms or conditions of this Agreement to be paid, performed, or complied with by Licensee.

7.3.	Notices

All material notices regarding this Agreement shall be given in writing and shall be personally delivered or sent by postage prepaid mail addressed to the parties at their addresses first mentioned, or at such other addresses as either party may designate to the other by notice as provided in this section. Notices shall be deemed effective upon their deposit with a courier service (such as Federal Express, UPS, DHL or USPS Priority) with next day delivery, properly addressed and postage prepaid.

All notices, requests and demands to or upon the respective Parties shall be in writing to:

To Licensee             To:

LifeVantage Corporation	JIA, Inc.
9815 S. Monroe Street, Suite 100 Sandy, UT 84070	203 SE Park Plaza Dr, Suite 250
Vancouver, WA 98684
Attn: Bob Cutler	Attn: Accounting Department

7.4.	Invalid Provisions

If any provision of this Agreement were invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

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7.5.	Assignment

This Agreement is assignable by JIA upon written notice to Licensee. This Agreement is not assignable by Licensee without written consent of JIA. In the event of assignment, the promises and covenants herein contained shall continue to be binding upon the original parties.

7.6.	Entire Agreement

This Agreement supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral, requests for proposals, or previous discussions of the parties. There have been no other promises or inducements, oral or written, given by any party to the other to enter into this Agreement. The parties agree that this Agreement or any term or provision thereof shall not be modified in any manner whatsoever without the written authorization of both parties hereto and signed by both an authorized representative of Licensee and by an authorized representative of JIA. To the extent of any conflict or inconsistency, the Software License Agreement shall supersede and prevail over any term of this Software Service Agreement as to the matters addressed herein. This Agreement is subject to all terms of the Confidentiality Agreement in Appendix B of the Software License Agreement.

7.7.	Arbitration

If any controversy or dispute arises out of this Agreement, or the breach thereof, the parties will endeavor to settle such dispute amicably. If the parties shall fail to settle any dispute, such dispute shall be finally settled by binding arbitration conducted in Clark County, Washington. All arbitration shall be in accordance with the then existing Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this section shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this Agreement shall be valid and sufficient. If either party seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party.

7.8.	Attorney Fees

The prevailing party in any arbitration or lawsuit concerning this Agreement or any matter related thereto shall be entitled to any award of reasonable attorney fees and costs from the other, including fees incurred through trial, appeal or in bankrupt proceedings. Attorney fees awarded pursuant to this paragraph shall not be included within the definitions of “Damages” or otherwise limited by paragraph 5.1.3.

7.9.	Governing Laws

This Agreement shall be governed by and construed in accordance with the laws of the state of Washington. Jurisdiction and Venue for any dispute regarding this Agreement will be based in Clark County, Washington.

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8.	AUTHORIZED SIGNATURE:

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement effective as identified below.

Accepted by:	JIA, Inc.	LifeVantage Corporation
Name : (Please Print)	J. Robert Cavitt	Douglas C. Robinson
Name : (Signature)	/s/ J. Robert Cavitt	/s/ Douglas C. Robinson
Title:	President & CEO	President & CEO
Date:	October 1, 2012	September 28, 2012

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APPENDIX A

JIA closes its offices in observance of national holidays. Following is an example of such occurrences. Note that some national holidays that fall on the weekend, will be observed during the business week and may vary from year to year:

2011
President's Day
Memorial Day
Independence Day
Labor Day
Thanksgiving (2 days)
Christmas (2 days)
New Year’s Day

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APPENDIX B

JIA, Inc. Order Form
203 SE Park Plaza Drive, Suite 250
Vancouver, WA USA 98684

Presented To:	Date: September 28, 2012
LifeVantage Corporation 10813 S. River Front Parkway, Suite 500 South Jordan, UT 84095

Professional Services	Amount

Project Management – [***] Hours Estimated
Includes up to [***] hours for the overall project coordination and weekly status reporting for the standard un-modified implementation of the Licensed Software. Additional Project Management Service will be identified for any services that are not yet estimated and listed as To Be Determined. These services will be included in any separate quotes provided by Jenkon.
$[***]

Business Analysis Services – [***] Hours Estimated
Includes up to [***] hours for System Study and Fit Analysis services for the existing LifeVantage operations which will have the intent of identifying:
•    Standard System Configuration
•    Identification of any Unique Customizations & Modifications to the Software
•    System Integration Requirements
•    Required Custom Database Fields for Unique Requirements
•    Data Conversion Requirements

$[***]

J6 Software Custom Development Services – To Be Determined
Jenkon shall provide a separate quote for those Professional Services for any custom development identified during the Business Analysis Services.

To Be Determined
Data Conversions – To Be Determined Estimate will be provided upon completion of the Business Analysis phase.	To Be Determined
Compensation Plan Set-up – To Be Determined Jenkon will provide a quote upon receipt of Compensation Plan rules.	To Be Determined
System Installation – [***] Hours Estimated Includes up to [***] hours for the initial installation of a single Production Account and Training Account of the Licensed Software.	$[***]

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System Configurations – [***] Hours Estimated Includes up to [***] hours for configuration of j6 standard business rules as defined during the System Study process.	$[***]
Professional Services - continued	Amount

Reporting Configurations – [***] Hours Estimated
Includes up to [***] hours for setup of the following reports
•    jCoach, Genealogy Viewer, Fully Genealogy Report, Group Status Report and Earnings Report.

$[***]

J6 Integration Consulting & Technical Training Services – [***] Hours
Includes up to [***] hours of consulting services on the use of the standard J6 Web Services and APIs for integration with internal and third-party systems. This estimate assumes that LifeVantage will provide the technical services required to integrate their third party systems with j6 for the following categories of data:
•    Orders & Shipping Details
•    Commission volume and adjustments
•    Earnings Disbursement
•    Account s (Customers, Distributors, etc.)

If required, Jenkon is also available to modify the web services at an additional cost.
$[***]
Custom Performance Dashboard Configuration – To Be Determined Jenkon will provide an estimate for custom configuration of the Performance Dashboard.	To Be Determined
Branding Consulting Services – [***] Hours
Includes up to [***] hours of consulting services of branding of the Personal Websites and Business Portal. Does not include Jenkon services for actual branding of the sites.

$[***]
User Training – [***] Hours
Includes up to [***] hours for User Training of the standard j6 features including:
•    Commissions Processing & Auditing
•    Genealogy Management & Customer Service
•    Order Processing
•    Inventory and Product Offer Management
•    Communication Module and Templates
•    J6 Administration

$[***]
[***] & SQL Schema Training – [***] Hours Includes up to [***] hours for advanced user training of jPulse and SQL Schema Training.	$[***]
Onsite Go Live Support – [***] Hours Professional services for Jenkon personnel to be onsite to support the pre and post go-live activities of the j6 custom application.	$[***]
Training Services may be provided online, on-site or through consulting via conference calls as needed. Method and locations will be identified in project planning with LifeVantage.
Total for Professional Services
Note: Costs related to any additional software modifications identified during the Business Analysis and the project implementation described above, Jenkon will provide separate quotations for those Professional Services.
$[***]

Payment Terms

•	Deposit of $[***] due upon execution of Software Services Agreement.

•
All Professional Services identified in this Order Form are estimates. Actual Professional Services and related costs will vary from the estimates herein. All Professional Services will be invoiced monthly based on actual time posted by

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Jenkon personnel for services related to this Order Form at the rate of $[***] per hour.

•	Final payment will be based on the balance of the total hours required for services less any applicable deposit amounts.

Annual Fee for Software Service Agreement
Payment of $[***] is due annually beginning [***].

Additional Terms & Conditions

Travel Costs
If in the course of providing services travel is required, costs incurred traveling to and from Customer Site will be billed to the Customer.  All expenses of economy class airfare (or business class airfare for overseas travel), lodging, ground transportation, telephone expenses, Internet charges and per diem will be invoiced, with pre-paid terms. Travel time while Jenkon employee(s) are in transit is invoiced at $[***]/hr, with a maximum of 8 hours per day.

Software Modifications & Other Professional Services
Unless specified, prices do not include any customizations or modifications to the software. Any additional software customizations and professional services will be performed on an hourly time & material basis by JIA. JIA’s current hourly rate, at the time of execution of this Agreement, is $[***]/hour.

Third-party Products
Unless designated as part of this Agreement, the Customer is responsible for any and all third-party products or services including, but not limited to, hardware , operating systems, database, SSL Certificates, accounting software, tax withholding reports, commissions disbursements, tax data, credit card merchant accounts, order fulfillment, shipping and warehouse management. Any third party products provided by Jenkon are not refundable.

Regulatory Fees, Taxes
Customer is responsible for any and all governmental, regulatory, import or export fees, tariffs, duties, and sales taxes, which includes any such fees associated with the past, present or future purchase or delivery of all JIA products and services.  Additionally, for any products or services provided to Lessee in the United States jurisdictions of Texas, Washington and California, Lessee may be billed directly by JIA for applicable sales taxes.

Training
Unless specified in this Order Form, training may be provided at the Customer’s facilities, or remotely via web or phone conferencing. Customer may request additional time for training beyond the amount identified in this Order Form.
Use of the Report Builder requires Customer to obtain training from 3rd party Microsoft partners or online services that specialize in reporting services features.  Use of the Report Builder also requires Visual Studio licenses and an internal j6® reporting services environment.

Credit Cards
If accepting Credit Card payments for j6 orders, the Customer has the option to have a Credit Card Merchant Account from an approved services provider to use the existing standard j6 interface with PayPal Payflow Pro Gateway or the ProPay Gateway. Customer may also elect to use a different Merchant Account and Processor for credit card payments which may result in additional software modification costs to the Customer. Customer is responsible for establishing and maintaining the business relationship and agreements with the merchant account providers.

PCI Compliance
JIA has a relationship with ProPay who offers additional data security for PayPal or ProPay credit card payment transactions by providing compliance with Payment Card Industry Data Security Standards (PCI/DSS), via their Protect Pay product. For the purposes of maintaining PCI/DSS compliance with the Application located at JIA’s hosting facility, the Lessee is required to establish a Protect Pay account with ProPay, or request Professional Services for the implementation of another PCI-compliant credit card processing solution.

US Sales Tax (if required)	For customers requiring US sales tax rates, the Customer is required to directly contract with CCH for use of their Sales Tax Online, Vertex or Avalara for use of their Avatax product.
Cancellation
Any and all cancelled orders, prior to delivery of the software or service, are subject to a [***] cancellation fee, plus all related expenses in the form of services rendered at the rate of $[***]/hour, travel costs, hotel, car, and per diem. Upon receipt of the Licensed Software or Professional Service, Customer may not cancel any Order Form.

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